Exhibit 8.1

Grupo Televisa, S.A.B.

Subsidiaries, Associates, Joint Ventures and Other Invetsments

as of December 31, 2023

Name of Company	Country of Incorporation
Alektis Consultores, S. de R.L. de C.V.	Mexico

Club de Fútbol América, S.A. de C.V. (4)	Mexico

Coisa, Consultores Industriales, S.A. de C.V.	Mexico

Controladora de Juegos y Sorteos de México, S.A. de C.V. (4)	Mexico
Apuestas Internacionales, S.A. de C.V. (4)	Mexico
Magical Entertainment, S. de R.L. de C.V. (4)	Mexico
Telestar de Occidente, S.A. de C.V. (4)	Mexico
Teatro de los Insurgentes, S.A. de C.V. (4)	Mexico

Corporativo Vasco de Quiroga, S.A. de C.V.	Mexico
Administradora de Sistemas de Comunicación, S.A. de C.V.	Mexico
Alvafig Holdings, S.A. de C.V.	Mexico
Aryadeba, S.A. de C.V.	Mexico
Cable y Comunicación de Morelia, S.A. de C.V.	Mexico
Cablemás Telecomunicaciones, S.A. de C.V.	Mexico
Cablemás International Telecomm, LLC (1)	United States of America
CM Equipos y Soporte, S.A. de C.V.	Mexico
Equipos e Insumos de Telecomunicaciones, S.A. de C.V.	Mexico
Grupo Mapsani, S.A. de C.V.	Mexico
IZZI GT, S.A. de C.V.	Mexico
Sumant, S.A. de C.V.	Mexico
Amur Importaciones, S.A. de C.V.	Mexico
Apocali, S.A. de C.V.	Mexico
Apoyo Telefónico Cablemás, S.A. de C.V.	Mexico
Arretis, S.A.P.I. de C.V.	Mexico
Cable Administradora, S.A. de C.V.	Mexico
Grupo Cable Asesores, S.A. de C.V.	Mexico
Cable Servicios Corporativos, S.A. de C.V.	Mexico
México Red de Telecomunicaciones, S. de R.L. de C.V.	Mexico
Metrored Telecom Services, Inc.	United States of America
Televicable Regional, S.A. de C.V.	Mexico
TIN, S.A. de C.V.	Mexico
Brokers Mol, S.A. de C.V.	Mexico
Cable TV Internacional, S.A. de C.V.	Mexico
Cablemás Holdings, S.A. de C.V.	Mexico
Cablevisión Red, S.A. de C.V.	Mexico
Caredteletv Servicios Administrativos FTTH de México, S.A. de C.V.	Mexico
Constructora Cablemás, S.A. de C.V.	Mexico
Desarrollos H5, S.A. de C.V.	Mexico
DKM Broker, S.A. de C.V.	Mexico
Empresas Cablevisión, S.A.B. de C.V.	Mexico
Milar, S.A. de C.V.	Mexico
Cablebox, S.A. de C.V.	Mexico
Cablestar, S.A. de C.V.	Mexico
Bestel USA, Inc.	United States of America

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Name of Company	Country of Incorporation
Letseb, S.A. de C.V.	Mexico
Operbes, S.A. de C.V.	Mexico
Servicios Operbes, S.A. de C.V.	Mexico
Cablevisión, S.A. de C.V.	Mexico
Grupo Mexicano de Cable, S.A. de C.V.	Mexico
Integravisión de Occidente, S.A. de C.V.	Mexico
Servicios Cablevisión, S.A. de C.V.	Mexico
Servicios Técnicos Cablevisión, S.A. de C.V.	Mexico
Telestar del Pacífico, S.A. de C.V.	Mexico
Fodels, S.A. de C.V.	Mexico
Gerit Profesionales, S.A. de C.V.	Mexico
Grupo de Telecomunicaciones de Alta Capacidad, S.A.P.I. de C.V. and subsidiary (*)	Mexico
Inmobiliaria Cablemás, S.A. de C.V.	Mexico
Bekyc Apoyo y Servicios de Ventas, S.A. de C.V.	Mexico
La Esquina de Prado Norte, S.A. de C.V.	Mexico
Mega Com-M Servicios, S.A. de C.V.	Mexico
Operadora de Redes, S.A. de C.V. (*) (1)	Mexico
Profesionales en Ventas y Mercadeo, S.A. de C.V.	Mexico
Punta Mita H5, S.A. de C.V.	Mexico
Ruta de Árte y Cultura, S.A. de C.V.	Mexico
San Ángel Telecom, S.A. de C.V.	Mexico
Servicios Administrativos Cablemás, S.A. de C.V.	Mexico
Servicios Integrales para Sistemas de Cable, S.A. de C.V.	Mexico
SJT Restaurantes, S.A. de C.V.	Mexico
Sky DTH, S.A. de C.V.	Mexico
Innova Holdings, S. de R.L. de C.V.	Mexico
Innova, S. de R.L. de C.V.	Mexico
Corporación Novaimagen, S. de R.L. de C.V.	Mexico
Corporación Novavisión, S. de R.L. de C.V.	Mexico
Corporación Satelital Novavisión Dominicana, S.A.S	Dominican Republic
Novavision Group, Inc.	United States of America
Novavisión Honduras, S.A. de C.V.	Honduras
Novavisión Panamá, S.A.	Panama
Media Visión de Panamá, S.A.	Panama
Ridge Manor, S.R.L.	Spain
Servicios Directos de Satélite, S.A.	Costa Rica
Sky El Salvador, S.A. de C.V.	El Salvador
Televisión Novavisión de Guatemala, S.A.	Guatemala
Corporación de Radio y Televisión del Norte de México, S. de R.L. de C.V.	Mexico
Galaxy Nicaragua, S.A.	Nicaragua
Innovación Sistemática y Comercial, S. de R.L. de C.V.	Mexico
Novabox, S. de R.L. de C.V.	Mexico
Nova Call-Center, S. de R.L. de C.V.	Mexico
Servicios Corporativos de Telefonía, S. de R.L. de C.V.	Mexico
Servicios Novasat, S. de R.L. de C.V.	Mexico
Tele Cable de Michoacán, S.A. de C.V.	Mexico
Televisión Internacional, S.A. de C.V.	Mexico
Grupo Servicomunicación, S.A. de C.V.	Mexico
Multibip, S.A. de C.V. (1)	Mexico
R.H. Servicios Administrativos, S.A. de C.V.	Mexico
R.H. Servicios Ejecutivos, S.A. de C.V.	Mexico
Servicios Telum, S.A. de C.V.	Mexico
Sintonia Fina, S.A. de C.V. (1).	Mexico
Técnica Avanzada en Cableados, S.A. de C.V.	Mexico
TV Cable de Oriente, S.A. de C.V.	Mexico
Traslados Electrónicos, S.A. de C.V.	Mexico
Unisat Mexicana, S.A. de C.V.	Mexico

DTH Europa, S.A.U.	Spain

Editorial Televisa, S.A. de C.V. (4)	Mexico
Editorial Televisa Colombia, S.A. (1) (4)	Colombia
Editorial Televisa Venezuela, S.A. (1) (4)	Venezuela
Editorial Zinet Televisa, S.A. de C.V. (4)	Mexico
VeneTel Servicios Publicitarios, S.A. (1) (4)	Venezuela

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Name of Company	Country of Incorporation
Factum Más, S.A. de C.V.	Mexico

Fútbol del Distrito Federal, S.A. de C.V. (4)	Mexico

Grupo Distribuidoras Intermex, S.A. de C.V. (4)	Mexico
Distribuidora Intermex, S.A. de C.V. (4)	Mexico
Gonarmex, S.A. de C.V. (4)	Mexico
Distribuidora Los Andes, S.A. (2) (4)	Ecuador
Vanipubli Ecuatoriana, S.A. (2) (4)	Ecuador

Grupo Telesistema, S.A. de C.V. (3)	Mexico
Altavista Sur Inmobiliaria, S.A. de C.V.	Mexico
Auto Rent Acuario, S. de R.L. de C.V.	Mexico
Televisa Argentina, S.A. (1)	Argentina
Corporativo TD Sports, S.A. de C.V. (3)	Mexico
En Vivo Espectáculos, S. de R.L. de C.V.	Mexico
G. Televisa-D, S.A. de C.V.	Mexico
Grupo Bissagio, S.A. de C.V.	Mexico
Multimedia Telecom, S.A. de C.V. (3)	Mexico
Comunicaciones Tieren, S.A. de C.V. (3)	Mexico
TelevisaUnivision, Inc. and subsidiaries (*)	United States of America
Villacezán, S.A. de C.V. (3)	Mexico
CVQ Espectáculos, S.A. de C.V.	Mexico
Flyacross, S.A. de C.V. (*)	Mexico
Periódico Digital Sendero, S.A.P.I. de C.V. and subsidiary (*)	Mexico
Grupo Comunicación y Esfuerzo Comercial, S.A. de C.V. (1)	Mexico
Marcas y Desarrollos, S.A. de C.V. (*) (1)	Mexico
Mednet, S.A. de C.V. (*) (2)	Mexico
Productora Contadero, S.A. de C.V. (*) (1)	Mexico
Inmobiliaria Amber, S.A. de C.V.	Mexico
Medios y Estrategias Promocionales, S.A. de C.V.	Mexico
Mexvisa Ltd.	Switzerland
Mountrigi Management Group Ltd.	Switzerland
Operadora Dos Mil, S.A. de C.V. (1)	Mexico
Teleinmobiliaria, S. de R.L. de C.V.	Mexico
Televisa Transmedia, S.A. de C.V.	Mexico
TelevisaUnivision, Inc. and subsidiaries (*)	United States of America
Televisión Independiente de México, S.A. de C.V.	Mexico
Desarrollo Milaz, S.A. de C.V.	Mexico
Radio Televisión, S.A. de C.V.	Mexico
Teleimagen del Noroeste, S.A. de C.V.	Mexico
Telemercado Alameda, S. de R.L. de C.V. (*) (2)	Mexico
Televimex, S.A. de C.V.	Mexico
Televisora de Navojoa, S.A.	Mexico
Televisora de Occidente, S.A. de C.V.	Mexico
Televisora Peninsular, S.A. de C.V.	Mexico
Terma, S.A. de C.V.	Mexico
Todos Los Jugadores, S.A. de C.V. (*)	Mexico

Kapa Capital, S.A. de C.V.	Mexico

Multimedia CTI, S.A. de C.V.	Mexico

Promo-Industrias Metropolitanas, S.A. de C.V. (3)	Mexico
Distribuidora Panamex, S.A. (1)	Panama

Servicios Administrativos DYE, S.A. de C.V. (4)	Mexico
SOC Servicio Operativo Centralizado, S.A. de C.V. (4)	Mexico

Ulvik, S.A. de C.V.	Mexico
Televisa Corporación, S.A. de C.V.	Mexico
Administradora de Prestaciones Sociales, S.C.	Mexico

(*)	Associate or Joint Venture.
(1)	Without current operations.
(2)	In process of liquidation.
(3)	Companies with investment in shares of TelevisaUnivision, Inc.
(4)

Companies that were separated from Grupo Televisa, S.A.B. through a spin-off of the companies on January 31, 2024, to create a new controlling entity listed on the Mexican Stock Exchange. For more information regarding the spin-off, please see “Information on the Company—Business Overview—Other Businesses—Spin-off of Our Other Businesses Segment” in the Form 20-F.

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